Exhibit 13.1

                      CHIEF EXECUTIVE OFFICER CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with this Amendment No. 1 to Form 20-F of Aries Maritime Transport Limited (the "Company") as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Mons S. Bolin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: April 18, 2007

/s/ Mons S. Bolin
---------------------------
Mons S. Bolin
Chief Executive Officer


SK 23248 0002 764951